UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report:  March 31, 2004
                        (Date of earliest event reported)

                         MERGE TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in the charter)

            Wisconsin  	              0-29486			39-1600938
  (State or other jurisdiction  (Commission File No.)         (IRS Employer
        of incorporation)                                   Identification No.)


             1126 South 70th Street, Milwaukee, Wisconsin  53214-3151
                     (Address of Principal Executive Offices)

                                  (414) 977-4000
                (Registrant's telephone number including area code)

                                        N/A
            (Former name or former address, if changed since last report)

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ITEM 12.	RESULT OF OPERATIONS & FINANCIAL CONDITION

	On April 28, 2004, Merge Technologies Incorporated dba Merge eFilm announced the financial results for its first quarter ended March 31, 2004.

	A copy of the earnings press release announcing financial results for the first quarter, together with Condensed Consolidated Statements of Operations for the three months ended March 31, 2004 and March 31, 2003, respectively, as well as Summary Balance Sheet Data for March 31, 2004 and December 31, 2003, included therein, is filed as an exhibit to this Form 8-K and is incorporated by reference herein.


     (a)	Exhibit

     99.1	Press Release announcing financial results for the first
		quarter of its fiscal year 2004.


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                                     SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				MERGE TECHNOLOGIES INCORPORATED



Dated:  April 29, 2004	By:	/s/ Richard A. Linden
				-------------------------------------
				Richard A. Linden,
				President and Chief Executive Officer



				MERGE TECHNOLOGIES INCORPORATED



Dated:  April 29, 2004	By:	/s/ Scott T. Veech
				-------------------------------------
				Scott T. Veech,
				Chief Financial Officer, Treasurer
				  and Secretary

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-------------
EXHIBIT 99.1
-------------

[MERGE EFILM LOGO]

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer
         Richard Linden, President & CEO
         (414) 977-4000


               MERGE EFILM ANNOUNCES FIRST QUARTER 2004 RESULTS
         Revenue and operating income grow 41% and 45%, respectively; RIS/PACS strategy is aligned with market trends; 2004 guidance reaffirmed

 	Milwaukee, WI, April 28, 2004 - Merge Technologies Incorporated, d.b.a. Merge eFilm, (Nasdaq: MRGE), today announced the financial results for the quarter ended March 31, 2004. Net sales for the quarter ended March 31, 2004, were $8,637,000, an increase of 41% over net sales of $6,117,000 in the quarter ended March 31, 2003. Gross margin in the quarter ended March 31, 2004, was 63%, compared to 66% in the quarter ended March 31, 2003. The Company's operating margin, defined as operating income divided by net sales, was 25% in the quarter ended March 31, 2004, compared to 24% in the quarter ended March 31, 2003.

	In the quarter ended March 31, 2004, operating income was $2,141,000, an increase of 45%, compared to $1,475,000 in the quarter ended March 31, 2003. Income tax expense in the quarter ended March 31, 2004 was $839,000, a 38% effective rate, compared to $180,000, a 12% effective rate, in the quarter ended March 31, 2003. In the quarter ended March 31, 2004, net income was $1,354,000, generating $0.10 diluted EPS compared to $1,316,000 net income and $0.11 diluted EPS in the quarter ended March 31, 2003. The decline in diluted EPS for the quarter ended March 31, 2004 compared to quarter ended March 31, 2003 is attributed to the $659,000 increase in income tax expense due to the Company's increased tax rate in 2004.


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	The Company generated approximately $2 million in cash flow from operations. The Company's cash balance at the end of the quarter was $18.1 million and there were no outstanding draws on its $15 million unsecured bank line of credit.

Analysis of Results:
---------------------

	"Our financial and operational performance this quarter is a reflection of our strategy to position Merge eFilm as a leader in RIS/PACS software and professional services for our target market," said Richard A. Linden, President and CEO. "The rapid and successful integration of RIS Logic (Registered Trademark), the market adoption of our FUSION RIS/PACS (Trademark) solutions and corresponding emphasis on North American direct sales, the design and development of our next generation RIS/PACS in close collaboration with our customers, and the strengthening of our professional services organization all contributed to delivering a strong first quarter. These enacted strategies, along with our operational discipline, form the foundation for reaffirming our 2004 guidance.

	"The successful integration of RIS Logic allowed us to quickly leverage our expertise in radiology business and clinical workflow solutions. Building upon the earned trust of both organizations' customers, we became a single-source provider for radiology business and clinical workflow software, delivering service and support from a unified professional service team.
During the first quarter, we successfully closed 17 new FUSION RIS, PACS or RIS/PACS contracts, growing our total number of FUSION solution customers to 143, representing over 290 healthcare facilities.

	"We continue to see accelerating interest from our target market for a comprehensive workflow solution from a single, trusted healthcare software solutions provider. In response to this trend, we are driving our North American distribution strategy through a combination of direct sales and new business development relationships that broaden our market coverage. We have remained consistent in our focus on imaging centers, small to medium size hospitals, and specialty clinics, including a growing target market of orthopedic groups and neurosurgery centers that recognize the value of integrating PACS solutions into their clinical practice.

	"Our product innovation efforts continue to focus on our healthcare target market's need for a filmless and paperless environment delivered by an integrated RIS, PACS, billing, dictation, voice recognition and document


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management software solution.  During the quarter we released a new version and pricing model of eFilm Workstation(tm), the diagnostic imaging desktop software market leader, and we continued developing our next generation
RIS/PACS with single desktop integration, enhanced web capabilities and new modules of functionality such as voice recognition and document management.
We established a Clinical Advisory Panel comprised of radiologists, representing a wide array of clinical sub-specialties, to provide guidance on the clinical breadth and depth of these new product capabilities. Additionally, we developed and implemented a customer outreach plan that optimizes electronic surveying tools to gather customer preferences and satisfaction information. These strategies are representative of our commitment to product innovation that is customer-driven.

	"Our Professional Services group has expanded both in size and capabilities in line with our growing volume of FUSION RIS, PACS and RIS/PACS implementations and our increasing number of service contracts. Our Professional Services group optimizes our customers' RIS/PACS investments through a planning and implementation process based on sharing responsibilities and establishing long-term partnerships. I'm pleased with the operational progress the Professional Service group has made this quarter to keep pace with our FUSION solution backlog.

	"In summary, I am pleased with the market's reception to our FUSION RIS/PACS solutions, our focus on the importance of professional services to optimize use of our business and clinical workflow software, and the deepening relationships we are forming with our customers. We continue to gain market share at a pace consistent with profitable growth. Our ability to understand and incorporate the interconnections between our software, our customers' workflow, and the delivery of high quality medical care, will continue to drive the success of our business model," said Linden.

Guidance:
----------

	The Company anticipates market conditions to remain supportive of its software-centric approach to an integrated RIS/PACS product and associated professional services. Our strong financial and operational start in 2004 positions the Company to reaffirm its full year 2004 guidance with revenues growing 30% to 35% year over year to a range of $37.5 to $39.5 million. The Company expects pre-tax operating margins of 28% to 31%, resulting in fully


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diluted EPS of $0.47 to $0.52, which incorporates an increase in effective tax rate from 10% in 2003 to the 38% to 40% range in 2004. The Company's 2004 guidance represents a 50% increase in pre-tax earnings over the comparable 2003 pre-tax earnings.

                                   # #

ABOUT MERGE EFILM
------------------
Merge eFilm is a global healthcare software and services company focused on accelerating the productivity of imaging centers, hospitals and clinics with a suite of RIS/PACS software solutions and professional services. For over seventeen years, Merge eFilm has been a leader in integration of radiology workflow to improve productivity, profitability and patient care by fusing business and clinical workflow, and intelligently managing and distributing diagnostic images and information throughout the healthcare enterprise. For additional information, visit our web site at www.merge-efilm.com.


Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in filings with the Securities and Exchange Commission.


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               MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
                      (in thousands, except share data)
                                (unaudited)


						    Three Months Ended
						         March 31,
						---------------------------
	 					    2004	    2003
						-----------	-----------


Net sales.....................................  $     8,637	$     6,117
Cost of sales.................................	      3,219	      2,051
						-----------	-----------
Gross profit.................................. 	      5,418	      4,066

Operating costs and expenses:
 Sales and marketing..........................	      1,694	      1,325
 Product research and development.............	        482	        439
 General and administrative...................	        912	        721
 Depreciation and amortization................	        189	        106
						-----------	-----------
Total operating costs and expenses............	      3,277	      2,591
						-----------	-----------
Operating income..............................	      2,141	      1,475
						-----------	-----------
Total other income, net.......................	         52	         21
						-----------	-----------
Income before taxes...........................	      2,193	      1,496
Income tax expense............................	        839	        180
						-----------	-----------
Net income....................................	$     1,354	$     1,316
						===========	===========


Net income per share - basic..................	$      0.10	$      0.12
						===========	===========
Weighted average number of shares of common
  stock outstanding - basic...................	 12,886,780	 10,462,086
						===========	===========
Net income per share - diluted................	$      0.10	$      0.11
						===========	===========
Weighted average number of shares of common
  stock outstanding - diluted.................	 13,752,543	 11,238,171
						===========	===========



(1)	These condensed consolidated statements of operations should be read
	in conjunction with the Company's Annual Report on Form 10-K for fiscal 2003 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2004 proposed to be filed on or prior to May 10, 2004.


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              MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEET (1)
                            (In thousands)
                              (unaudited)


						  March 31,	December 31,
	 					    2004	    2003
						-----------	-----------

Cash..........................................	$    18,113	$    16,871
Accounts receivable, net......................	      8,230	      8,359
Inventory.....................................	        910	        893
Deferred tax asset............................	      2,953	      3,541
Other current assets..........................	        723	        444
						-----------	-----------
 Current assets...............................	     30,929	     30,108

Property and equipment, net...................	      1,671	      1,674
Intangibles, net, and other assets............	     32,180	     32,113
						-----------	-----------
 Total assets.................................	$    64,780	$    63,895
						===========	===========

Accounts payable..............................	$       998	$     1,294
Other current liabilities.....................	      1,684	      1,993
Deferred revenue..............................	      3,797	      3,717
Billings in excess of revenues - contracts
  in progress.................................	        904	      1,381
						-----------	-----------
 Current liabilities..........................	      7,383	      8,385


Deferred tax liability........................	      2,106	      1,987
						-----------	-----------
 Total liabilities............................	      9,489	     10,372


Shareholders' equity..........................	     55,291	     53,523
						-----------	-----------
 Total liabilities and shareholders' equity...	$    64,780	$    63,895
						===========	===========



(1)	The condensed consolidated balance sheet should be read in conjunction
	with the Company's Annual Report on Form 10-K for fiscal 2003 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2004 proposed to be filed on or prior to May 10, 2004.


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